Exhibit 31.1

CERTIFICATION

I, Stephen L. Day, certify that:

1.                                      I have reviewed this Annual Report on Form 10-K/A of DOVER SADDLERY, INC.;

2.                                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2015	/s/ Stephen L. Day
Stephen L. Day
President, Chief Executive Officer and Director
(Principal Executive Officer)